EXHIBIT 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

GRAYSTONE BANK AND THE FIRST NATIONAL

BANK OF GREENCASTLE FINALIZE PARTNERSHIP

CEOs Committed to Building on Local Community Bank Model

March 31, 2009  HARRISBURG, PA— Andrew Samuel, president and CEO of Tower Bancorp, Inc. (OTCBB: TOBC) announced today the finalization of the partnership of Graystone Bank and The First National Bank of Greencastle, resulting from the completion of the merger of equals of Tower Bancorp, Inc. and Graystone Financial Corp.  As a result of the partnership, Tower Bancorp, Inc. is the holding company for Graystone Tower Bank, which provides financial products and services through offices of “Graystone Bank, a division of Graystone Tower Bank” and “Tower Bank, a division of Graystone Tower Bank.”

“This partnership is a win-win for both institutions and provides a number of benefits to our key stakeholders,” said Samuel.  “It allows us to create more career growth opportunities for our employees; a future expanded footprint with enhanced products and services for our customers; a high-growth company with attractive dividends for our shareholders; and the ability to contribute actively and generously in the communities we serve.  As we move forward we will continue to build on our shared local community bank model and take advantage of further growth opportunities throughout our markets.”

The allied institutions have total combined assets of approximately $1.2 billion and combined deposits of over $900 million, with the Tower Bank and Graystone Bank divisions of Graystone Tower Bank operating a total of 25 branch locations serving nine counties in two states, with over 300 employees. The leadership team, which has over 110 years of combined in-market experience, includes the following: Andrew Samuel, president and CEO of Tower Bancorp, Inc.; Jeff Renninger, EVP, COO of Tower Bancorp, Inc.; Jeff Shank, EVP of Tower Bancorp, Inc., president and CEO of Tower Bank, a division of Graystone Tower Bank; Janak Amin, EVP of Tower Bancorp, Inc., president and CEO of Graystone Bank, a division of Graystone Tower Bank; and Mark Merrill, EVP, CFO of Tower Bancorp, Inc.

“Today marks a new day in the history of our bank and we were delighted to open our doors this morning as Tower Bank,” said Jeff Shank, president and CEO of Tower Bank, a division of

Graystone Tower Bank.  “This is an ideal partnership that enables us to become more competitive in our markets while maintaining our rich heritage, and allows us to expand our commitment to our regions and communities.”

About Tower Bancorp, Inc.

Established to provide the communities it serves with local banking decision-making, Tower Bancorp, Inc. is the parent company of Graystone Tower Bank, a full-service community bank operating 25 branch offices in central Pennsylvania and Maryland through two divisions including 9 Graystone Bank division offices serving six counties and 16 Tower Bank division offices serving three counties. With an asset size of approximately $1.2 billion, the company’s unparalleled competitive advantage is its 300 employees and a strong corporate culture paired with a clear vision that has provided customers with uncompromising services and individualized solutions to every financial need. More information about Tower and its divisions can be found on the internet at www.yourtowerbank.com, www.graystonebank.com and www.towerbancorp.com.

Safe Harbor for Forward-Looking Statements

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors.  Such factors include the possibility that anticipated cost savings may not be realized, estimated synergies may not occur, increased demand or prices for the combined company’s financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties.  Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of their business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; disruption from the transaction making it more difficult to maintain relationships with customers and employees, and challenges in establishing and maintaining operations in new markets; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Tower Bancorp, Inc.’s filings with the Securities and Exchange Commission (SEC).

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